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                          Principal Liaison Officer and
                               Secretary of State
                         Department of Marine Resources
                            9th Floor, Youyi Building
                                   Brookfields
                                    Freetown



                                                  3rd   January, 1995
                                                  -------------------


Mr. Brian Calver
Managing Director
 and Chief Executive
Sierra Rutile Limited
Guma Building
Lamina Sankoh Street
Freetown


Dear Mr. Calver:

The Government of Sierra Leone is pleased to have amicably settled with Sierra Rutile Limited ("SR") all issues relating to the delay by SRL in the payment of customs duties of $1,142,968.53 U.S. for certain machinery, equipment and other items imported during the period from April 1990 to September 1991.

In the interest of continuing good relationships, the Government agrees to accept the following payments to the Government:

     (i)  $2,000,000 immediately, and
     (ii) $6,000,000 to be expended for Government projects as agreed between the parties commencing in Calendar Year 1996 to be phased over a period not less than 3 (three) years and/or as will be spelt out in the ensuing negotiations, in the form of an infrastructure development royalty related to the company's turnover.


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These payments are in full settlement of all claims, whether civil or criminal, against SRL, its officers, directors, employees, affiliates and representatives relating to such Customs Duties including without limitations, any claim for penalties under Section 183 of Cap. - 271 of the Laws of Sierra Leone and supersedes the letters received by SRL from the Comptroller of Customs and Excise and from the Office of the Principal Liaison Officer and SRL's prior settlement proposals to the Government with respect to this matter.

Yours truly,

s/ K. S. Mondeh

Captain K. S. Mondeh
PLO (I) & SOS - Marine Resources
- --------------------------------

CC:   Ambassador Arthur Lewis


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